UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 28, 2006
UNIVERSAL TECHNICAL INSTITUTE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20410 North 19th Avenue, Suite 200, Phoenix, Arizona	85027

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (623) 445-9500
None

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 28, 2006, the Compensation Committee of the Board of Directors of Universal Technical Institute, Inc. (the “Company”), in connection with its periodic review of executive and other employee compensation, increased the base salaries of its chief executive officer and other named executive officers after a review of market data and after considering a review of total compensation for its named executive officers. Specifically, the Compensation Committee reviewed and considered an independent consulting firm’s analysis that benchmarked the Company’s senior management with proxy comparators and industry compensation data. In connection with its approval of the increases, the Compensation Committee also utilized an independent compensation consultant that reports directly to the Committee. The Compensation Committee also considered that the compensation of the Company’s senior management has remained unchanged since January 2005.
The following table sets forth the annual base salary levels of the Company’s named executive officers effective December 4, 2006:

Name	Position	Base Salary
John C. White	Chairman of the Board	$500,000
Kimberly J. McWaters	President and Chief Executive Officer	$575,000
Jennifer L. Haslip	Senior Vice President, Chief Financial Officer and Treasurer	$260,000
Sherrell Smith	Senior Vice President of Operations	$260,000
David K. Miller	Senior Vice President of Admissions	$270,000
The Compensation Committee also approved an executive bonus plan. Under the executive bonus plan, Mr. White may be paid an amount up to 60% of his base salary; Ms. McWaters may be paid an amount up to 75% of her base salary; and each of Ms. Haslip, Mr. Smith and Mr. Miller may be paid an amount up to 45% of their base salary. Except with respect to Sherrell Smith, who was promoted to his current position in August 2006, these bonus percentages for 2007 are the same as those for 2006. The bonus amount paid shall be determined by the Compensation Committee based on the achievement of the following performance targets: (1) year over year contract growth that meets or exceeds the Company’s fiscal year 2007 budget; (2) capacity utilization improvement that meets or exceeds the fiscal year 2007 budget; and (3) earnings before interest expense and income taxes (EBIT) percentage improvement that meets or exceeds the fiscal year 2007 budget. Each category is weighted equally.

SIGNATURES

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL TECHNICAL INSTITUTE, INC.

Dated: December 1, 2006	By:	/s/ Chad A. Freed

	Name:	Chad A. Freed
	Title:	Senior Vice President and General Counsel

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